                                                                   EXHIBIT 10.1


                                  DEED OF LEASE
                                     BETWEEN

                                 4501 Daly, L.P.
                                  as Landlord,
                                       AND

                                  DIDAX, L.L.C.
                                    as Tenant


                                  Dated: 9/12 1995







For Premises Located at 4501 Daly Drive, Chantilly, Virginia

ARTICLE 1 .................................................     1
BASIC LEASE PROVISIONS ....................................     1
     1.1 Premises .........................................     8
     1.2 Building .........................................     8
     1.3 Term .............................................     8
     1.4 Commencement Date ................................     8
     1.5 Expiration Date ..................................     8
     1.6 Basic Rent .......................................     8
     1.7 Security Deposit .................................     8
     1.8 Expense Stop .....................................     8
     1.9 Tenant's Proportionate Share of Operating Expenses     9
     1.10 Parking Space Allocation ........................     9
     1.11 Permitted Use ...................................     9
     1.12 Tenant's Trade Name .............................     9
     1.13 Broker(s) .......................................     9
     1.14 Landlord's Address ..............................     9
     1.15 Tenant's Address ................................     9


ARTICLE 2 .................................................     9
DEFINITIONS ...............................................     9
     2.1 Additional Rent ..................................     9
     2.2 Agents ...........................................     9
     2.3 Alterations ......................................     9
     2.4 Calendar Year ....................................     9
     2.5 Common Area ......................................    10
     2.6 Event of Default .................................    10
     2.7 Herein, hereafter, hereunder and hereof ..........    10
     2.8 Interest Rate ....................................    10
     2.9 Land .............................................    10
     2.10 Lease Year ......................................    10
     2.11 Mortgage ........................................    10
     2.12 Mortgagee .......................................    10
     2.13 Operating Expenses ..............................    10
     2.14 Parking Facilities ..............................    10
     2.15 Real Estate Taxes ...............................    10
     2.16 Rent ............................................    10
     2.17 Rules and Regulations ...........................    11
     2.18 Substantial Completion ..........................    11
     2.19 Substantial Part ................................    11
     2.20 Work Agreement ..................................    11
     2.21 Project .........................................    11
     2.22 Legal Requirements ..............................    11

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

ARTICLE 3 .................................................    11
THE PREMISES ..............................................    11
     3.1 Lease of Premises ................................    11
     3.2 Landlord's Reservations ..........................    12

ARTICLE 4 .................................................    12
TERM ......................................................    13

ARTICLE 5 .................................................    12
RENT ......................................................    12
     5.1 Basic Rent .......................................    12
     5.2 Payment of Basic Rent ............................    12
     5.3 Additional Rent ..................................    13

ARTICLE 6 .................................................    13
SECURITY DEPOSIT ..........................................    13
     6.1 General ..........................................    13
     6.2 Security in the Form of Cash .....................    13

ARTICLE 7 .................................................    14
OPERATING EXPENSES ........................................    14

     7.1 Tenant's Proportionate Share of Operating Expenses    14
     7.2 Operating Expenses Defined .......................    14
     7.3 Exclusions from Operating Expenses ...............    16
     7.4 Estimated Payments ...............................    17
     7.5 Actual Operating Expenses ........................    17
     7.6 Tenant's Right to Audit ..........................    17

ARTICLE 8 .................................................    18
TAXES .....................................................    18

ARTICLE 9 .................................................    18
PARKING ...................................................    18
     9.1 Parking Spaces ...................................    18
     9.2 Changes to Parking Facilities ....................    19

ARTICLE 10 ................................................    19
USE .......................................................    19
     10.1 Use .............................................    19
     10.2 Payment of Taxes ................................    19

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

 ARTICLE 11 .......................................    19
 ASSIGNMENT AND SUBLETTING ........................    19
     11.1 Consent .................................    19

 ARTICLE 12 .......................................    20
 MAINTENANCE AND REPAIR ...........................    20
     12.1 Landlord's Obligation ...................    20
     12.2 Tenant's Obligation .....................    20
     12.3 Compliance with Legal Requirements ......    21
     12.4 Landlord's Right to Maintain or Repair ..    21

ARTICLE 13 ........................................    21
INITIAL CONSTRUCTION; ALTERATIONS .................    21
     13.1 Initial Construction ....................    21
     13.2 Alterations .............................    21
     13.3 Removal of Alterations ..................    22
     13.4 Landlord Alterations ....................    22

ARTICLE 14 ........................................    23
SIGNS .............................................    23

ARTICLE 15 ........................................    23
TENANT'S EQUIPMENT AND PROPERTY ...................    23
   15.1 Moving Tenant's Property ..................    23
   15.2 Installing and Operating Tenant's Equipment    23

ARTICLE 16 ........................................    24
RIGHT OF ENTRY ....................................    24

ARTICLE 17 ........................................    24
INSURANCE .........................................    24
   17.1 Insurance Rating ..........................    24
   17.2 Liability Insurance .......................    24
   17.3 Insurance for Personal Property ...........    24
   17.4 Contractual Liability Insurance ...........    25
   17.5 Requirements of Insurance Coverage ........    25
   17.6 Prohibition Against Concurrent Insurance ..    25
   17.7 Waiver of Subrogation .....................    25
   17.8 Security ..................................    26

ARTICLE 18 .................................................    26
LANDLORD SERVICES AND UTILITIES ............................    26
    18.1 Ordinary Services to the Premises .................    26
    18.2 After-Hours Services to the Premises ..............    26
    18.3 Landlord's Right to Meter Tenant's Electrical Usage    26

ARTICLE 19 .................................................    27
LIABILITY OF LANDLORD ......................................    27
      19.1 No Liability ....................................    27
      19.2 Indemnity .......................................    27

ARTICLE 20 .................................................    28
RULES AND REGULATIONS ......................................    28

ARTICLE 21 .................................................    28
DAMAGE; CONDEMNATION .......................................    28
    21.1 Damage to the Premises ............................    28
    21.2 Landlord Released from Liability ..................    29
    21.3 Condemnation ......................................    29

ARTICLE 22 .................................................    30
DEFAULT ....................................................    30
    22.1 Events of Default .................................    30
    22.2 Landlord's Remedies ...............................    30
    22.3 Rights Upon Possession ............................    31
    22.4 No Waiver .........................................    31
    22.5 Right of Landlord to Cure Tenant's Default ........    32
    22.6 Late Payment ......................................    32
    22.7 Bankruptcy Termination Provision ..................    32
    22.8 Landlord Default ..................................    33

ARTICLE 23 .................................................    33
MORTGAGES ..................................................    33
    23.1 Subordination .....................................    33
    23.2 Mortgage Protection ...............................    34
    23.3 Modification Due to Financing .....................    34

ARTICLE 24 .................................................    34
SURRENDER; HOLDING OVER ....................................    34
    24.1 Surrender of the Premises .........................    34
    24.2 Holding Over ......................................    35

ARTICLE 25 .................................................    35
QUIET ENJOYMENT ............................................    35

ARTICLE 26 .....................................    35
TENANT'S COVENANTS REGARDING HAZARDOUS MATERIALS    35
    26.1  Definition ...........................    35
    26.2  General Prohibition ..................    35
    26.3  Notice ...............................    36
    26.4  Survival .............................    36

ARTICLE 27 .....................................    37
MISCELLANEOUS ..................................    37
    27.1  No Representations by Landlord .......    37
    27.2  No Partnership .......................    37
    27.3  Brokers ..............................    37
    27.4  Estoppel Certificate .................    37
    27.5  Waiver of Jury Trial .................    38
    27.6  Notices ..............................    38
    27.7  Invalidity of Particular Provisions ..    38
    27.8  Gender and Number ....................    38
    27.9  Benefit and Burden ...................    38
    27.10 Entire Agreement .....................    38
    27.11 Authority ............................    38
    27.12 Attorneys' Fees ......................    39
    27.13 Interpretation .......................    39
    27.14 No Personal Liability; Sale ..........    39
    27.15 Time of the Essence ..................    40
    27.16 Force Majeure ........................    40
    27.17 Headings .............................    40
    27.18 Memorandum of Lease ..................    40
    27.19 Landlord's Relocation Option .........    40
    27.20 Effectiveness ........................    40
    27.21 Expansion Option .....................    40

                                LIST OF EXHIBITS

Exhibit A-1                         Plan Showing Premises
Exhibit A-2                         Plat Showing Land and Building
Exhibit A-3                         Plan Showing Expansion Space
Exhibit B                           Work Agreement
Exhibit C                           Rules and Regulations

                                  DEED OF LEASE


         THIS DEED OF LEASE (this "Lease") is made as of the 13 day of September 1995, the "Date of Lease"), by 4501 Daly, L.P., a Virginia Limited Partnership ("Landlord"), and DIDAX L.L.C., a Virginia Limited Liability Company ("Tenant").

         Landlord and Tenant, intending legally to be bound, hereby covenant and agree as set forth below:

                                    ARTICLE I
                             BASIC LEASE PROVISIONS

         The following terms, when used herein, shall have the meanings set forth below:

         1.1 Premises. Approximately 2,997 gross rentable square feet located in the Building as shown in the cross hatched area on Exhibit A-1 attached hereto and made a part hereof.

         1.2 Building. The building containing approximately 67,962 gross rentable square feet shown on Exhibit A-2 attached hereto and made a part hereof, and all alterations, additions, improvements, restorations or replacements now or hereafter made thereto, with an address of 4501 Daly Drive, Chantilly, Virginia.

         1.3 Term. Three (3) years, zero (0) months and zero (0) days.

         1.4 Commencement Date. September 15, 1995, subject to adjustment as set forth in Article 4.

         1.5 Expiration Date. September 30, 1998, subject to adjustment as set forth in Article 4.

         1.6 Basic Rent. $12.75 for each rentable square foot of the Premises for the first Lease Year which is equal to a total of $38,211.75 for the first Lease Year payable in equal monthly installments of $3,184.31. The Basic Rent for the entire Premises shall be increased annually by an amount equal to three percent (3%) of the previous Lease Year Basic Rent commencing the Second Lease Year.

         1.7 Security Deposit. $9,552.93 in the form of cash. Please see Article 6.

         1.8 Expenses Stop. The amount which is the sum of all of the Operating Expenses (as defined in Article 7.2) incurred by the Landlord for the twelve months of the Calendar Year 1996.

         1.9 Tenant's Proportionate Share of Operating Expenses. 4.41% of the Operating Expenses allocable to the Building which is based upon the Premises containing 2,997 gross rentable square feet of the total Building containing 67,962 gross rentable square feet.

         1.10 Parking Space Allocation. Eleven (11) spaces, which shall be in unreserved, non-exclusive parking spaces available in the Parking Facilities.

         1.11 Permitted Use. General Office, including the telecommunications and electronics necessary for Tenants business provided such equipment is normally associated with general office use and complies with zoning requirements.

         1.12 Tenant's Trade Name. DIDAX, L.L.C.

         1.13 Broker(s). Landlords: Barnes, Morris, Pardoe & Foster, Inc..
Tenant's: Dulles Real Estate Corporation.

         1.14 Landlord's Address 4501 Daly Drive, Suite 200, Chantilly, VA 22021 Attention Mr. William H. Gordon.

         1.15 Tenant's Address. Before occupancy: 12020 Sunrise Valley Drive, Suite 100, Reston, VA 22091, Attn: Mr. Dane West. After Occupancy 4501 Daly Drive, Suite 103, Chantilly, VA 22021 Attn: Mr. Dane West.

                                   ARTICLE II
                                   DEFINITIONS

         The following terms, when used herein, shall have the meaning set forth below.

         2.1 Additional Rent. As defined in Section 5.3.

         2.2 Agents. Officers, partners, directors, agents, members and managers.

         2.3 Alterations. Alterations, decorations, additions or improvements of any kind or nature to the Premises or the Building, whether structural or non-structural, interior, exterior, or otherwise.

         2.4 Calendar Year. A period of twelve (12) months commencing on each January 1 during the Term, except that the first Calendar Year shall be that period from and including the Commencement Date through December 31 of that same year, and the last Calendar Year shall be that period from and including the last January 1 of the Term through the earlier of the Expiration Date or date of Lease termination.

         2.5 Common Area. All areas, improvements, facilities and equipment from time to time designated by Landlord for the common use or benefit of Tenant, other tenants of the Building and their Agents, including, without limitation, entrances and exits, landscaped areas, exterior lighting, loading areas, pedestrian walkways, sidewalks, atriums, courtyards, concourses, stairs, ramps, washrooms, maintenance and utility rooms and closets, exterior utility lines, hallways, lobbies, elevators and their housing and rooms, common window areas, common walls, common ceilings, common trash areas and Parking Facilities.

         2.6 Event of Default. As defined in Article 22.

         2.7 Herein, hereafter, hereunder and hereof. Under this Lease, including, without limitation, all Exhibits, Riders, and addenda.

         2.8 Interest Rate. The highest per annum interest rate listed as the base rate on corporate loans at large U.S. money center commercial banks as published from time to time under "Money Rates" in the Wall Street Journal plus three percent (3%), but in no event greater than the maximum rate permitted by law. In the event the Wall Street Journal ceases to publish such rates, Landlord shall choose at Landlord's sole discretion a similar publication which publishes such rates.

         2.9 Land. The piece or parcel of land described in Exhibit A-2 and all rights, easements and appurtenances thereunto belonging or pertaining, or such portion thereof as shall be allocated by Landlord to the Building.

         2.10 Lease Year. Each consecutive twelve (12) month period elapsing after (i) the Commencement Date if the Commencement Date occurs on the first day of a month, or (ii) the first day of the month following the Commencement Date if the Commencement Date does not occur on the first day of a month.

         2.11 Mortgage. Any mortgage, deed of trust, security interest or title retention interest affecting the Building or the Land.

         2.12 Mortgagee. The holder of any note or obligation secured by a mortgage, deed of trust, security interest or title retention interest affecting the Building or the Land, including, without limitation, lessors under ground leases, sale-leasebacks and lease-leasebacks.

         2.13 Operating Expenses. As defined in Section 7.2.

         2.14 Parking Facilities. All parking areas now or hereafter made available by Landlord for use by tenants, including, without limitation, open-air parking, parking decks and parking areas under or within the Building, whether reserved, exclusive, non-exclusive or otherwise.

         2.15 Real Estate Taxes. As defined in Article 8.

         2.16 Rent. Basic Rent and Additional Rent.

         2.17 Rules and Regulations. The rules and regulations set forth in Exhibit C attached hereto and made a part hereof, as the same may be reasonably amended or supplemented from time to time.

         2.18 Substantial Completion. As defined in the Work Agreement attached hereto and made a part hereof as Exhibit B.

         2.19 Substantial Part. More than fifty percent (50%) of the rentable square feet of the Premises or the Building, as the case may be.

         2.20 Work Agreement. As set forth in Exhibit B attached hereto and made a part hereof.

         2.21 Project: The Building, Parking Facilities, Land, and all structures located on the land.

         2.22 Legal Requirements: All laws, statutes, ordinances, orders, rules, regulations and requirements, including all mandatory energy conservation requirements applicable to the Building, of all federal, state and municipal governments, and the appropriate agencies, officers, departments, boards and commissions thereof, whether now or hereafter in force, applicable to the Land, the Building, the Parking Facility and the Premises, or any part thereof, all applicable local, state and federal laws and regulations relating to the use on, storage in, and the removal from, the Land and/or the Building of hazardous or toxic material, petro-chemical products or asbestos or products containing asbestos; notices from a Mortgagee of the Building as to the manner of use or occupancy or the maintenance, repair or condition of the Premises and/or the Building; and all covenants, conditions and restrictions of record affecting the use or occupancy of the Building.

                                   ARTICLE 3

                                  THE PREMISES

         3.1 Lease of Premises. In consideration of the agreements contained herein, Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, for the Term and upon the terms and conditions hereinafter provided. As an appurtenance to the Premises, Tenant shall have the non-exclusive right, together with other tenants of the Building and their Agents, to use the Common Area. Landlord shall retain absolute dominion and control over the Common Area and shall operate and maintain the Common Area in such manner as Landlord, in its sole discretion, shall determine; provided, however, such exclusive right shall not operate to prohibit Tenant from its use of the Premises for the Permitted Use. Landlord expressly reserves the right permanently to change, modify or eliminate, or temporarily to close, any portion of the Common Area provided that such change, modification or elimination does not materially or unreasonably interfere with Tenant's access to or use of the Premises. The Premises are leased subject to, and Tenant agrees not to violate, all present and future covenants provided that any future encumberances shall not materially adversly affect the rights of Tenant under this lease, conditions and restrictions of record which affect the Building.

         3.2 Landlord's Reservations. In addition to the other rights of Landlord under this Lease, Landlord reserves the right (i) to change the street address and/or name of the Building, (ii) to install, erect, use, maintain and repair mains, pipes, conduits and other such facilities to serve the Building's tenants in and through the Premises, (iii) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building, (iv) to control the use of the roof and exterior walls of the Building for any purpose and (v) to use Tenant's name in promotional materials relating to the Building. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or Tenant's use or occupancy of the Premises.

                                    ARTICLE 4

                                      TERM

         The Term shall commence on the Commencement Date and expire at midnight on the Expiration Date, but in any event the Term shall end on any date when this Lease is sooner terminated. If Substantial Completion of the Premises has not occurred on the date set forth in Article 1 as the Commencement Date, or if Tenant uses or accepts the Premises before the date set forth in Article 1 as the Commencement Date, then the Commencement Date shall be the earlier of (i) the date of Substantial Completion or (ii) the date upon which Tenant uses or accepts the Premises (e.g. by the moving of any furnishings or other personalty into the Premises). In such event, the Expiration Date shall be adjusted accordingly so that the period of the Term is not changed. If requested by Landlord, Tenant shall within fifteen (15) days of such request sign a declaration in recordable form acknowledging the Commencement Date and the Expiration Date and such other terms of this Agreement as Landlord reasonably requests.

                                    ARTICLE 5

                                      RENT

         5.1 Basic Rent. Tenant shall pay to Landlord the Basic Rent as specified in Section 1.6.

         5.2 Payment of Basic Rent. Basic Rent for each Lease Year shall be payable in equal monthly installments, in advance, without demand, notice, deduction, offset or counterclaim, on or before the first day of each and every calendar month during the Term; provided, however, that the installment of the Basic Rent payable for the first full calendar month of the Term (and, if the Commencement Date occurs on a date other than on the first day of a calendar month, Basic Rent prorated from such date until the first day of the following month) shall be due and payable on the full execution and delivery of this Lease. Tenant shall pay the Basic Rent and all Additional Rent, by good check or in lawful currency of the United States of America, to Landlord at Landlord's Address, or to such other address or in such other manner as Landlord from time to time specifies by written notice to Tenant. If Tenant makes any payment to Landlord by check, such payment shall be by check of Tenant and Landlord shall not be required to accept the check of any other person, and any check received by Landlord shall be deemed received subject to collection. If any check is mailed by Tenant, Tenant shall post such check in sufficient time prior to the date when payment is due so that such check will be received by Landlord on or before the date when payment is due. Tenant shall assume the risk of lateness or failure of delivery of the mails, and no lateness or failure of the mails will excuse Tenant from its obligation to make the payment in question when required under this Lease. All bank service charge resulting from any bad checks shall be borne by Tenant. Any payment made by Tenant to Landlord on account of Basic Rent may be credited by Landlord to the payment of any late charges then due and payable and to any Basic Rent or Additional Rent then past due before credited to Basic Rent currently due.

         5.3 Additional Rent. All sums payable by Tenant under the Lease, other than Basic Rent, shall be deemed "Additional Rent," and, unless otherwise set forth herein, shall be payable in the same manner as set forth above for Basic Rent.

                                    ARTICLE 6

                                SECURITY DEPOSIT

         6.1 General. Simultaneously with the execution of this Lease, Tenant shall deposit in the form of cash and an irrevocable letter of credit the Security Deposit with Landlord, which shall be held by Landlord, without obligation for interest, as security, for the performance of Tenant's obligations and covenants under the Lease. It is expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages in case of an Event of Default.

         6.2 Security in the Form of Cash. If an Event of Default shall occur or if Tenant fails to surrender the Premises in the condition required by this Lease, Landlord shall have the right (but not the obligation), and without prejudice to any other remedy which Landlord may have on account thereof, to apply all or any portion of the Security Deposit to cure such default or to remedy the condition of the Premises. If Landlord so applies the Security Deposit or any portion thereof before the Expiration Date or earlier termination of this Lease, Tenant shall deposit with Landlord, upon demand, the amount necessary to restore the Security Deposit to its original amount. If Landlord shall sell or transfer its interest in the Building, Landlord shall transfer the Full Security Deposit to such purchaser or transferee, in which event Tenant shall look solely to the new landlord for the return of the Security Deposit. Landlord shall provide written notice of such transfer to Tenant, and Landlord thereupon shall be released from all liability to Tenant for the return of the Security Deposit. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of the Security Deposit shall be returned to Tenant at such time after the Expiration Date or earlier termination of this Lease that all of Tenant's obligations under this Lease have been fulfilled. Landlord shall conduct a "Post Move-Out Inspection" of the Premises within thirty (30) days prior to Landlord's return of all or any portion of the Security Deposit. The Security Deposit shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant. Landlord shall return $3,184.31 of the security deposit to tenant any time after one (1) full year of timely lease payments and proof to the Landlord that Tenant has a net worth of at least $500,000 as certified by a C.P.A.


                                    ARTICLE 7

                               OPERATING EXPENSES

         7.1 Tenant's Proportionate Share of Operating Expenses. Tenant shall pay to Landlord throughout the Term, as Additional Rent, Tenant's Proportionate Share of the amount by which the Operating Expenses during each Calendar Year exceed the Expense Stop. In the event that the Commencement Date or the Expiration Date are other than the first day of a Calendar Year then Tenant's Proportionate Share of the Operating Expenses shall be adjusted to reflect the actual period of occupancy during the Calendar Year. Notwithstanding the above, Tenant shall not be required to pay Tenant's proportionate share of the amount by which the Operating Expenses during each Calendar Year exceed the Expense stop until January 1, 1997.

         7.2 Operating Expenses Defined. As used herein, the term "Operating Expenses" shall mean all expenses and costs of every kind and nature which Landlord incurs because of or in connection with the ownership, maintenance, management and operation of the Building (which expressly includes the Land, the Building and the Common Area), if the Building is less than ninety-five percent (95%) occupied, including all additional costs and expenses of operation, management and maintenance of the Building, which Landlord reasonably determines that it would have paid or incurred during any Calendar Year if the Building had been ninety-five percent (95%) occupied. If, during all or any part of a calendar year, any part of the Building is leased to a tenant (hereinafter referred to as a "Special Tenant") which, in accordance with the terms of its lease, provides its own cleaning and janitorial services, has separately metered electrical service or is not otherwise required to pay Operating Expense Increases on the basis of operating expenses for the Building which include substantially the same components as the Operating Expenses (as defined in Section 7.2), the Operating Expenses for such calendar year shall be increased by the additional costs for cleaning and janitorial service, electricity and the other expenses, as reasonably estimated by Landlord, that would have been incurred by Landlord if Landlord had furnished and paid for cleaning and janitorial services for the space occupied by the Special Tenant, the space occupied by the Special Tenant was not separately metered for electricity or Landlord had furnished and paid for any other service which the Special Tenant did not receive and which was not included in operating expenses as defined in the Special Tenant's lease. Operating Expenses shall include, without limitation, all costs, expenses and disbursements incurred or made by or for Landlord in connection with the following to the extent such expenses are reasonably allocable to operation and maintenance of Building and have not been directly or indirectly accounted for otherwise:

                  (i) Wages and salaries of all employees, including without limitation an on-site management agent and staff, whether employed by Landlord or the Building's management company, engaged in the operation and maintenance or security or the Building and all costs related to or associated with such employee or the carrying out of their duties, including uniforms and their cleaning, taxes, auto allowances and insurance and benefits (including, without limitation, contributions to pension and/or profit sharing plans and vacation or other paid absences);

                  (ii) All supplies and materials, including janitorial and lighting supplies, used directly in the operation and maintenance of the Project;

                  (iii) All utilities, including, without limitation, electricity, telephone (including, without limitation, all costs and expenses of telephone service for the sprinkler alarm system, if any), water, sewer, power, gas, heating, lighting and air conditioning for the Project, except to the extent such utilities are charged directly to or paid directly by, a tenant of the Building;

                  (iv) All insurance purchased by Landlord or the Building's management company relating to the Project and any equipment or other property contained therein or located thereon including, without limitation, casualty, liability, rental loss, sprinkler and water damage insurance;

                  (v) All repairs to the Project (excluding repairs paid for by the proceeds of insurance or by Tenant or other third parties other than as a part of the Operating Expenses), including interior, exterior, structural or non-structural, and regardless of whether foreseen or unforeseen;

                  (vi) All maintenance of the Project, including, without limitation, painting, ice and snow removal, landscaping including the purchase and installation of additional landscaping not included in the original landscaping plan and replacement or substitute landscaping, groundskeeping and the patching, painting and resurfacing of driveways and parking lots;

                  (vii) A management fee payable to Landlord or the company or companies, whether or not related to Landlord, managing the Building including but not limited to a separate fee for the Parking Facilities, if any;

                  (viii) All maintenance, operation and service agreements for the Project, and any equipment related thereto, including, without limitation, service and/or maintenance agreements for the sprinkler system in the Building, if any (excluding those paid for by Tenant or any third parties other than as a part of Operating Expenses);

                  (ix) Accounting and legal fees incurred in connection with the operation and maintenance of the Building or related thereto;

                  (x) Any additional services not provided to the Building at the Commencement Date but thereafter provided by Landlord as Landlord in its sole discretion shall deem necessary or desirable in connection with the management or operation of the Project;

                  (xi) All property owners association (Brookfield Corporate Center) dues and related charges and all assessments, whether general, special or otherwise, levied against Landlord or the Project pursuant to any declaration or other instrument affecting the Project or any part or component thereof,

                  (xii) All computer rentals for energy management or security monitoring systems, if any;

                  (xiii) Any capital improvements made to the Building after the Commencement Date to reduce operating expenses or to comply with legal requirements (other than those made for the additional of rentable square footage to the Building or for the sole benefit of a Building tenant pursuant to its lease), the cost of which shall be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance of such cost at the Interest Rate or such higher rate as may have been paid by Landlord on funds borrowed for the purposes of constructing said capital improvements.

                  (xiv) All Real Estate Taxes which are defined in Article 8 below; all business license fees, personal property taxes and other taxes or license fees which are part of the Project operations; and

                  (xv) Other reasonable and customary expenses and costs of operating and maintaining the Project.

         7.3 Exclusions from Operating Expenses. Operating Expenses shall not include any direct or indirect expenses associated with the following:

                  (i) Legal fees, space planners' fees, real estate brokers' leasing commissions and advertising expenses incurred in connection with the original or future leasing of space in the Building;

                  (ii) Costs and expenses of alterations or improvements of the Premises or the leasehold premises of other individual tenants;

                  (iii) Costs of correcting defects in the Building or the materials used in the construction of the Building or the equipment or appurtenances thereto to the extent covered by warranties and recovered by Landlord;

                  (iv) Depreciation, interest and principal payments on mortgages and other debts costs, if any, other than amortization of and the interest factor attributable to permitted capital improvements;

                  (v) Costs and expenses associated with the operation of the business of the person or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including accounting and legal matters, costs of defending any lawsuits with any mortgagee (except to the extent the actions of Tenant or any other tenant may be in issue), cost of selling or financing any of Landlord's interest in the Building and outside fees paid in connection with disputes with other tenants; and

                  (vi) Costs and expenses directly resulting from the gross negligence or willful misconduct of Landlord or its Agents to the extent provable by Tenant.

         7.4 Estimated Payments. Landlord shall submit to Tenant, before the beginning of each Calendar Year or as soon thereafter as possible, a statement of Landlord's estimate of the prorated and reasonable Operating Expenses payable by Tenant during such Calendar Year. In addition to the Basic Rent, Tenant shall pay to Landlord on or before the first day of each month the properly prorated share of estimated operating expenses payable by Tenant for such Calendar Year as set forth in Landlord's statement. If Landlord fails to give Tenant notice of its estimated payments due under this Section for any Calendar Year, then Tenant shall continue making monthly estimated payments in accordance with the estimate for the previous Calendar Year until a new estimate is provided. If the Landlord determines that, because of unexpected increases in Operating Expenses or other reasons, Landlord's estimate of the Operating Expenses was too low, then Landlord shall have the right to give a new statement of the estimated Operating Expenses due from Tenant for such Calendar Year or the balance thereof and to bill Tenant for any deficiency which may have accrued during such Calendar Year, and Tenant shall thereafter pay monthly estimated payments based on such new statement.

         7.5 Actual Operating Expenses. Within one hundred twenty (120) days after the end of each Calendar Year or as soon as possible thereafter, Landlord shall submit a statement to Tenant showing the actual Operating Expenses for such Calendar Year and Tenant's Proportionate Share of the amount by which such Operating Expenses exceed the Expense Stop. If for any Calendar Year, Tenant's estimated monthly payments exceed Tenant's Proportionate Share of the amount by which the actual Operating Expenses for such Calendar Year exceed the Expense Stop, then Landlord shall give Tenant a credit in the amount of the overpayment toward Tenant's next monthly payments of estimated Operating Expenses. In the event that the credit exceeds Tenant's future monthly statements, the Landlord shall immediately reimburse such excess to Tenant in cash. If for any Calendar Year Tenant's estimated monthly payments are less than Tenant's Proportionate Share of the amount by which the actual Operating Expenses for such Calendar Year exceed the Expense Stop, than Tenant shall pay the total amount of such deficiency to Landlord within forty-five (45) days after receipt of the statement from Landlord. Landlord's and Tenant's obligations with respect to any overpayment or underpayment of Operating Expenses shall survive the expiration or termination of this Lease.

         7.6 Tenant's Right to Audit. In the event Tenant shall dispute the amount set forth in Landlord's statement of actual Operating Expenses of the Building, Tenant shall have the right, not later than sixty (60) days following receipt of such statement, to cause Landlord's books and records with respect to the preceding Calendar Year to be audited by an independent certified public accountant mutually acceptable to Landlord and Tenant. Such audit shall occur upon not less than five (5) days prior written notice to Landlord, at Landlord's place of business or the actual location of Landlord's books and records if different from Landlord's place of business, during Landlord's normal business hours. The amount payable under this Section by Landlord to

Tenant or by Tenant to Landlord, as the case may be, shall be appropriately adjusted on the basis of such audit. Tenant shall bear all costs relating to such inspection, including, but not limited to, costs of photocopies, except that if such audit or review discloses a discrepancy of more than ten percent (10%) in the annual Operating Expenses, such audit or review shall be at Landlord's expense; provided however that Landlord's liability to reimburse costs under this Section 7.6 shall not exceed One Thousand Five Hundred Dollars ($1,500.00). Any discrepancy shall be promptly corrected by a payment of any applicable audit, or by a credit against the next payment(s) of Rent hereunder. If Tenant shall not request an audit in accordance with the provisions of this Section within sixty (60) days of receipt of Landlord's statement of actual Operating Expenses, such statement shall be conclusively binding upon Landlord and Tenant.

                                    ARTICLE 8

                                      TAXES

         "Real Estate Taxes" shall mean all taxes and assessments, including but not limited to, general or special, ordinary or extraordinary, foreseen or unforeseen, assessed, levied or imposed by any governmental authority upon the Building and the Land and upon the fixtures, machinery, equipment or systems in, upon or used in connection with any of the foregoing, and the rental, revenue or receipts derived therefrom, under the current or any future taxation or assessment system or modification of, supplement to, or substitute for such system. Real Estate Taxes also shall include special assessments, which are in the nature of or in substitution for real estate taxes, including, without limitation, road improvement assessments, special use area assessments and school district assessments. If at any time the method of taxation prevailing at the date of Lease shall be altered so that in lieu of, as a substitute for or in addition to the whole or any part of the taxes now levied or assessed, there shall be levied or assessed a tax of whatever nature, then the same shall be included as Real Estate Taxes hereunder. Further, for the purposes of this Article, Real Estate Taxes shall include the reasonable expenses (including, without limitation, attorney's fees) incurred by Landlord in challenging or obtaining or attempting to obtain a reduction of such Real Estate Taxes, regardless of the outcome of such challenge. Notwithstanding the foregoing, Landlord shall have no obligation to challenge Real Estate Taxes. If as a result of any such challenge, a tax refund is made to Landlord, then the amount of such refund less the expenses of the challenge shall be deducted from Real Estate Taxes due in the Lease Year such refund is received.

                                    ARTICLE 9

                                     PARKING

         9.1 Parking Spaces. During the Term, Tenant shall be entitled to park in that number of parking spaces set forth in Space Allocation.

         9.2 Changes to Parking Facilities. Landlord shall have the right, from time to time, without Tenant's consent, to change, alter, add to, temporarily close or otherwise affect the Parking Facilities in such manner as Landlord, in its sole discretion, deems appropriate including, without limitation, the right to designate reserved spaces available only for use by one or more tenants (however, in such event, those parking spaces shall still be deemed Common Area for the purpose of the definition of Operating Expenses), provided that, except in emergency situations or situations beyond Landlord's control, Landlord shall provide alternative Parking Facilities.

                                   ARTICLE 10

                                       USE

         10.1 Tenant shall occupy the Premises solely for the Permitted Use under Tenant's Trade Name. Landlord warrants that applicable laws, ordinances, regulations, orders and restrictive covenants permit the Permises to be used for the Permitted Use as stated in Article 1.11. The Premises shall not be used for any other purpose without the prior written consent of Landlord. Tenant shall comply, at Tenant's expense, with (i) all present and future laws, ordinances, regulations and orders of the United States of America, the Commonwealth of Virginia and any other public or quasi-public federal, state, or local authority having jurisdiction over the Premises, and (ii) any reasonable request of Mortgagee or any insurance company providing coverage with respect to the Premises. Tenant shall not use or occupy the Premises in any manner that is unlawful or dangerous or that shall constitute waste, unreasonable annoyance or a nuisance to Landlord or the other tenants of the Building.

         10.2 Payment of Taxes. Throughout the Term, Tenant covenants and agrees to pay ten (10) days before delinquency any and all taxes, assessments and public charge levied, assessed or imposed upon Tenant's business conducted in the Leased Premises, upon the Leasehold Estate or upon Tenant's Personal Property.

                                   ARTICLE 11

                            ASSIGNMENT AND SUBLETTING

         11.1 Consent. Tenant shall not assign, transfer, mortgage or otherwise encumber this Lease or sublet or rent (or permit a third party to occupy or use) the Premises, or any part thereof, nor shall any assignment or transfer of this Lease or the right of occupancy hereunder be effected by operation of law or otherwise, without the prior written consent of Landlord which shall not be unreasonably withheld or delayed. For purposes of the foregoing prohibition, a transfer at any one time or from time to time of fifty percent (50%) or more of an interest in Tenant (whether stock, partnership interest or other form of ownership or control) by any person(s) or entity(ties) having an interest in ownership or control of Tenant at the Date of Lease shall be deemed to be an assignment of this Lease. If Landlord consents to the proposed assignment or subletting, the initial Tenant and any Guarantor shall remain liable under this Lease and the initial Tenant shall pay to Landlord any amount of rent or other sums directly or indirectly received by Tenant from any subtenant or assignee which exceeds the Rent. Any assignment, encumbrance, or sublease without Landlord's written consent shall be voidable by Landlord and, at Landlord's election, constitute an Event of Default hereunder. Neither the consent by Landlord to any assignment, transfer, encumbrance or subletting nor the collection or acceptance by Landlord of rent from any assignee, subtenant or occupant shall be construed as a waiver or release of the initial Tenant or any Guarantor from the terms and conditions of this Lease or relieve Tenant or any subtenant, assignee or other party from obtaining the consent in writing of Landlord to any further assignment, transfer, encumbrance or subletting. Tenant hereby assigns to Landlord the rent and other sums due from any subtenant, assignee or other occupant of the Premises and hereby authorizes and directs each such subtenant, assignee or other occupant to pay such rent or other sums directly to Landlord; provided, however, that until the occurrence of an Event of Default, Tenant shall have the license to continue collecting such rent and other sums.

                                   ARTICLE 12

                             MAINTENANCE AND REPAIR

         12.1 Landlord's Obligation. As long as no Event of Default has occurred and is continuing, Landlord shall keep and maintain in good repair and working order the Building, the Common Area and the equipment within and serving the Premises and the Building (excluding Tenant's leasehold improvements in the Premises) that are required for the normal maintenance and operation of the Premises and the Building. The cost of such maintenance and repairs to the Building and said equipment shall be included in the Operating Expenses and paid by Tenant as provided in Article 7 herein. Tenant shall immediately give Landlord written notice of any defect or need for repairs. After such notice, Landlord shall have a reasonable opportunity to repair or cure such defect. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect.

         12.2 Tenant's Obligation. Tenant shall, at its own expense, maintain all of Tenant's leasehold improvements in the Premises and other real and personal property within the Premises in good condition, promptly making all necessary repairs and replacements. Tenant shall repair at its expense, any and all damage caused solely by Tenant or Tenant's Agents, contractors or subcontractors to the Building, the Common Area, the Project or the Premises, including equipment within and serving the Building, ordinary wear and tear excepted. Notwithstanding the foregoing, Tenant shall bear the cost of, but shall not itself perform without Landlord's prior consent, any such repairs which would affect the Building's structure or mechanical or electrical systems or which would be visible from the exterior of the Building or from any interior Common Area of the Building. Where Landlord performs such repairs, Tenant shall promptly pay to

Landlord upon demand all reasonable and actual costs incurred in connection therewith plus interest thereon at the Interest Rate from the demand date until paid. Without the prior written consent of the Landlord, Tenant shall not have access to the roof of the Building for any purpose whatsoever.

         12.3 Compliance with Legal Requirements. Tenant, at its expense, shall make any Alterations required after the Commencement Date to comply with Legal Requirements to the extent the obligation to comply with such Legal Requirements arises from Tenant's use or manner of use of the Premises. Tenant shall not use or occupy the Premises, or permit the Premises, the Building, the Parking Facility or the Project to be used or occupied, in violation of any Legal Requirements. If, after the commencement of the Term, any governmental authority shall contend or declare that the Premises are being used for a purpose which is in violation of any Legal Requirements, Tenant shall, upon five days' notice from Landlord, immediately discontinue such use of the Premises. If thereafter the governmental authority asserting such violation threatens, commences or continues proceedings against Landlord for Tenant's failure to discontinue such use, in addition to any and all rights, privileges and remedies given to Landlord under this Lease for default therein, Landlord shall have the right to terminate this Lease forthwith. Tenant shall indemnify and hold harmless Landlord from and against any and all liability for such violation or violations.

         12.4 Landlord's Right to Maintain Repair. If within five (5) days following notice to Tenant, Tenant fails to commence to repair or replace any damage to the Premises or Project which is Tenant's obligation to perform, and diligently pursue timely completion of such repair and replacement, Landlord may, at its option, cause all required maintenance, repairs or replacements to be made. Tenant shall promptly pay Landlord all costs incurred in connection therewith plus interest thereon at the Interest Rate from the due date until paid.

                                   ARTICLE 13

INITIAL CONSTRUCTION; ALTERATIONS

         13.1 Initial Construction. Landlord and Tenant agree that the construction of the Tenant Work and other initial construction with respect to the Premises shall be performed in accordance with Exhibit B attached hereto and made a part hereof

         13.2 Alterations. Tenant shall not make or permit any Alternations without the prior written consent of Landlord. Landlord may impose any reasonable conditions to its consent, including, without limitation, (i) delivery to Landlord of written and unconditional waivers of mechanic's and materialmen's liens as to the Premises, the Building and the Land for all work, labor, and services to be performed and materials to be furnished, signed by all contractors, subcontractors, materialmen and laborers participating in the Alterations, (ii) prior approval of the plans and specifications and Tenant's contractor(s) with respect to the Alterations, (iii) supervision by Landlord's representative at Tenant's expense of the Alterations and (iv) delivery to Landlord of payment and performance bonds naming Landlord and Mortgagee as obligees. The Alterations shall conform to the requirements of Landlord's and Tenant's insurers and of the federal, state, and local governments having jurisdiction over the Premises, shall be performed in accordance with the terms and provisions of this Lease in a good and workmanlike manner befitting a first class office building and shall not adversely affect the value, utility or character of the Premises. If the Alterations are not performed as herein required, Landlord shall have the right, at Landlord's option, to halt any further Alterations, or to require Tenant to perform the Alterations as herein required or to require Tenant to return the Premises to its condition before such Alterations. Subject to Section 13.3 herein, all Alterations and fixtures, whether temporary or permanent in character, made in or upon Premises either by Tenant or Landlord, will immediately become Landlord's property and, at the end of the term will remain on the Premises without compensation to Tenant. Notwithstanding the foregoing, if any mechanic's or materialmen's lien is filed against the Premises, the Building or the Land for work claimed to have been done for, or materials claimed to have been furnished to or for the benefit of Tenant, such lien shall be discharged of record by Tenant within ten (10) days by the Payment thereof or the filing of any bond required by law. If Tenant shall fail to discharge any such lien, Landlord may (but shall not be obligated to) discharge the same, the cost of which shall be paid by Tenant within three (3) days of demand by Tenant. Such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging the same. Neither Landlord's consent to the Alterations nor anything contained in this Lease shall be deemed to be the agreement or consent of Landlord to subject Landlord's interest in the Premises, the Building or the Land to any mechanic's or materialmens lien which may be filed in respect of the Alterations.

         13.3 Removal of Alterations. All or any part of the Alterations (including, without limitation, wall-to-wall carpet and wiring), whether made with or without the consent of Landlord, shall, at the election of Landlord, either be removed by Tenant at its expense before the expiration of the Term or shall remain upon the Premises and be surrendered therewith at the Expiration Date or earlier termination of this Lease as the property of Landlord without disturbance, molestation or injury. If Landlord requires the removal of all or part of the Alterations, Tenant, at its expense, shall repair any damage to the Premises or the Building caused by such removal. If Tenant fails to remove the Alterations upon Landlord's request, then Landlord may (but shall not be obligated to) remove the same and the cost of such removal and repair of any damage caused by the same, together with any and all damages which Landlord may suffer and sustain by reason of the failure of Tenant to remove the same, shall be charged to Tenant and paid upon demand,

         13.4 Landlord Alterations. Landlord shall have no obligation to make any Alterations in or to the Premises, the Building, the Common area or the Land except as specifically provided in the Work Agreement. Landlord hereby reserves the right, from time to time, to make Alterations to the Building or the Land, change the Building dimensions, erect additional stories thereon and attach other buildings and structures thereto, and to erect such scaffolding and other aids to construction as Landlord deems appropriate, and no such Alterations, changes, construction or erection shall constitute an eviction, constructive or otherwise, or permit Tenant any abatement of Rent or claim, provided that Tenant's ability to conduct its business is not unreasonably curtailed.

                                   ARTICLE 14

                                      SIGNS

         No sign, advertisement or notice shall be inscribed, painted, affixed, placed, or otherwise displayed by Tenant on any part of the Land or the outside or the inside (including, without limitation, the windows) of the Building or the Premises. Landlord shall, at Landlord's sole expense, place a suite entry sign bearing Tenants name and a tenant identification sign on the Building directory sign (together with other tenants in the Building) in accordance with all applicable covenants, restrictions, governmental regulations and Landlord's signage requirements. Any other permitted signs shall be installed and maintained by Landlord at Tenant's sole expense. If any prohibited sign, advertisement or notice is nevertheless exhibited by Tenant, Landlord shall have the right to remove the same, and Tenant shall pay any and all expenses incurred by Landlord in such removal, together with interest thereon at the Interest Rate, upon demand. Landlord shall have the right to prohibit any sign, advertisement, notice or statement to the public by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a first class office building.

                                   ARTICLE 15

                         TENANT'S EQUIPMENT AND PROPERTY

         15.1 Moving Tenant's Property. Any and all damage or injury to the Premises or the Building caused by moving the property of Tenant into or out of the Premises, or due to the same being on the Premises, shall be repaired by Landlord, at the expense of Tenant. Tenant shall promptly remove from the Common Area any of Tenant's furniture, equipment or other property there deposited.

         15.2 Installing and Operating Tenant's Equipment. Without first obtaining the written consent of Landlord, Tenant shall not install or operate in the Premises (i) any electrically operated equipment or other machinery, other than standard office equipment that does not require wiring, cooling, or other service in excess of Building standards, (ii) any equipment of any kind or nature whatsoever which will require any changes, replacements or additions to, or changes in the use of, any water, heating, plumbing, air conditioning or electrical system of the Premises or the Building, or (iii) any equipment which causes the floor load to exceed the load limits for the Building. Landlord's consent to such installation or operation may be conditioned upon the payment by Tenant of additional compensation for any excess consumption of utilities and any additional power, wiring, cooling or other service (as determined in the sole discretion of Landlord) that may result from such equipment. Machines and equipment which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein so as to be objectionable to Landlord or any other Building tenant shall be installed and maintained by Tenant, at its expense, on vibration eliminators or other devices sufficient to eliminate such noise and vibration.

                                   ARTICLE 16

                                 RIGHT OF ENTRY

         Tenant shall permit Landlord or its Agents and contractors, at any time with 24 hours advance notice except in the case of emergency, to enter the Premises for a reasonable period, without charge therefore to Landlord and without diminution of Rent, (i) to examine, inspect and protect the Premises and the Building, (ii) to make such alterations and repairs or perform such maintenance which in the sole judgment of Landlord may be deemed necessary or desirable, (iii) to exhibit the same to prospective purchasers of the Building or to present or future Mortgagees or (iv) to exhibit the same to prospective tenants during the last twelve (12) months of the Term.

                                   ARTICLE 17

                                    INSURANCE

         17.1 Insurance Rating. Tenant shall not conduct or permit any activity, or place any equipment or material, in or about the Premises, the Building or the Common Area which will increase the rate of fire or other insurance on the Building or insurance benefitting any other tenant of the Building; and if any increase in the rate of insurance is stated by any insurance company or by the applicable insurance rating bureau to be due to any activity, equipment or material of Tenant in or about the Premises, the Building or the Common Area, such statement shall be conclusive evidence that the increase in such rate is due to the same and, as a result thereof, Tenant shall pay such increase to Landlord upon demand.

         17.2 Liability Insurance. Tenant, at Tenant's sole cost and expense, shall obtain and maintain in effect throughout the Term a policy of Commercial General Liability Insurance (ISO form or equivalent) naming Landlord and (at Landlord's request) the Mortgagees and any building manager as additional insureds ("Additional Insureds"), protecting Landlord, Tenant and, if applicable, the Additional Insureds against liability for bodily injury, death and property damage occurring upon or in the Leased Premises, with such policy to afford protection to the limit of not less than $2,000,000 with respect to bodily injury or death or damage to property arising from any one occurrence and $2,000,000 from the aggregate of all occurrences within each policy year. If such policy also covers locations other than the Leased Premises, the policy shall include a provision to the effect that the aggregate limit of $2,000,000 shall apply separately at the Leased Premises and that the insurer will provide notice to Landlord if the aggregate is reduced either by payment of claims or the establishment of reserves for claims if the payments or reserves exceed $250,000. If the aggregate limit of $2,000,000 is reduced by the payment of a claim or the establishment of a reserve, Tenant agrees to take immediate steps to have the aggregate limit restored by endorsement to the existing policy or the purchase of an additional insurance policy which complies with this subsection.

         17.3 Insurance for Personal Property. Tenant shall, at its sole cost and expense, procure and maintain throughout the Term a property insurance policy (written on an "All Risk" basis) insuring all of Tenant's personal property, including but not limited to equipment, furniture, fixtures, furnishings and leasehold improvement which are the responsibility of Tenant for not less than the full replacement cost of said property. All proceeds of such insurance shall be used to repair or replace Tenant's property.

         17.4 Contractual Liability Insurance. Tenant agrees to keep and maintain as part of the coverage of its policy(ies) of liability insurance contractual liability coverage or a contractual liability endorsement covering Tenant's liability to Landlord for bodily injury or damage to property of others, in the same limits required by subsection 17.2.

         17.5 Requirements of Insurance Coverage. All such insurance required to be carried by Tenant herein shall be with an insurance company licensed to do business in the Commonwealth of Virginia and approved by Landlord. Such insurance (i) shall contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured has released its right of action against any party before the occurrence of a loss; (ii) shall name Landlord, Tenant and, at Landlord's request, any Mortgagee or ground lessor, as the insured parties; and (iii) shall provide that the policy shall not be cancelled, failed to be renewed or materially amended without at least forty-five (45) days' prior written notice [fifteen (15) days if due to non-payment of premium] to Landlord and, at Landlord's request, any Mortgagee. On or before the Commencement Date and, thereafter, not less than thirty (30) days before the expiration date of the insurance policy, an original of the policy (including any renewal or replacement policy) or a certified copy thereof, together with evidence satisfactory to Landlord of the payment of all premiums for such policy, shall be delivered to Landlord and, at Landlord's request, to any Mortgagee.

         17.6 Prohibition Against Concurrent Insurance. All property insurance shall be written as primary insurance. Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with any property damage insurance carried by Landlord for the Building unless Landlord is included therein as an insured.

         17.7 Waiver of Subrogation. Landlord and Tenant shall each include in each of its property damage insurance policies, including Landlord's policies of rent insurance and Tenant's policies of business interruption insurance, if any, a waiver of the insurer's right of subrogation against the other party and the officers, directors, agents and employees of, and the partners in, the other party (and, in the case of Tenant's policies, against the Additional Insureds and their respective officers, directors, agents and employees), or, if such waiver at any time becomes unobtainable (i) an express agreement that such policy shall not be invalidated if the insured waives or has waived before the loss the right of recovery against any party responsible for an insured casualty, or (ii) any other form of permission for the release of such responsible party, provided such waiver, agreement or permission is obtainable under normal commercial insurance practice at the time. If such waiver, agreement, or permission is not, or ceases to be, obtainable without additional charge or at all, the insured party shall so notify the other party promptly after notice thereof. If the other party agrees in writing to pay the insurer's, additional charge therefor, such waiver, agreement or permission shall (if obtainable) be included in the policy. Landlord and Tenant hereby acknowledge and agree that such waiver is obtainable under normal commercial insurance practice on the date of this Lease at no additional charge.

         17.8 Security. In the event that Landlord engages the services of a professional security system for the Building, it is understood that such engagement shall in no way increase Landlord's liability for occurrences and/or consequences which such a system is designed to detect or avert and that Tenant shall look solely to its insurer as set out above for claims for damages or injury to any person or property.

                                   ARTICLE 18

                         LANDLORD SERVICES AND UTILITIES

         18.1 Ordinary Services to the Premises. As long as no Event of Default has occurred and is continuing, Landlord shall furnish to the Premises throughout the Term (i) electricity, heating and air conditioning appropriate for the Permitted Use between 8:00 a.m. and 6:00 p.m., Monday through Friday, and between 9:00 a.m. and 1:00 p.m. on Saturday, except for legal holidays observed by the federal government, (ii) reasonable janitorial service, (iii) regular trash removal from the Premises, (iv) hot and cold water from points of supply, (v) restrooms as required by applicable code, and (vi) elevator service, if there is an elevator in the Building, provided that Landlord shall have the right to remove such elevators from service as may be required for moving, freight or for servicing or maintaining the elevators or the Building. The cost of all services provided by Landlord hereunder shall be included within Operating Expenses, unless changed directly (and not as a part of Operating Expenses) to Tenant or another tenant of the Building. Landlord agrees to furnish landscaping and grounds maintenance and snow clearing for the areas used in common by the tenants of the Building. The foregoing services shall be furnished by Landlord and reimbursed by Tenant as part of Operating Expenses; provided, however, that Landlord shall be under no responsibility or liability for occasional failure or interruption in such services caused by breakage, accident, strikes, repairs or for any other cause or causes beyond the reasonable control of Landlord, nor in any event for any indirect or consequential damages; and failure or omission on the part of Landlord to furnish such service shall not be construed as an eviction of Tenant, nor work an abatement of Rent, nor render Landlord liable in damages, nor release Tenant from prompt fulfillment of any of the covenants under this Lease.

         18.2 After-Hours Services to the Premises. If Tenant requests that the services to be furnished by Landlord (except Building standard electricity and elevator service) be provided during periods in addition to the periods set forth in Section 18.1, then Tenant shall obtain Landlord's consent thereto and, if such consent is granted, shall pay upon demand Landlord's additional expenses resulting therefrom. Landlord may, from time to time during the Term, set a per hour charge for after-hours service which shall include the cost of utility, service, labor costs, administrative costs and a cost for depreciation of the equipment used to provide such after-hours service. The cost for after hours service is currently $50.00 per hour.

         18.3 Landlord's Right to Meter Tenant's Electrical Usage. If, at any time or from time to time, the estimated connected electrical load (including lighting and power) used by Tenant's lighting and electrically operated equipment exceeds an average of 5 watts per square foot of the

Premises, Landlord may either (i) install a separate electric meter for the Premises, at Landlord's sole cost and expense, and Tenant shall reimburse Landlord for the cost of electricity it consumes, as recorded by such meter, in excess of the amount of electricity that would be consumed by a tenant whose consumption of electricity was equal to, but did not exceed, the specified limits, or (ii) from time to time have a survey made by an independent electrical engineer or electrical consulting firm to be selected and paid for by Landlord to determine the amount of electricity consumed by Tenant in excess of the amount of electricity that would be consumed by a tenant whose consumption of electricity was equal to, but did not exceed, the specified limits, and Tenant shall pay to Landlord the cost of excess electricity it consumes as determined by such electrical engineer or consulting firm.

                                   ARTICLE 19

                              LIABILITY OF LANDLORD

         19.1 No Liability. Landlord and its Agents shall not be liable to Tenant or its Agents for, and Tenant, for itself and its Agents, does hereby release Landlord and its Agents from liability for, any damage, compensation or claim arising from (i) the necessity of repairing any portion of the Premises or the Building or the Common Area or any structural defects thereto, (ii) any interruption in the use of the Premises or the Common Area for any reason including any interruption or suspension of utility service, (iii) fire or other casualty or personal or property injury, damage or loss resulting from the use or operation (by Landlord, Tenant, or any other person whomsoever) of the Premises or the Building or the Common Area, (iv) the termination of this Lease,
(v) robbery, assault or theft or (vi) any leakage in the Premises or the Building from water, rain, snow or other cause whatsoever. No such occurrence shall give rise to diminution or abatement of Rent or constructive eviction. Any goods, automobiles, property or personal effects stored or placed by Tenant or its Agents in or about the Premises, the Building, the Land or the Common Area shall be at the sole risk of Tenant, and Landlord and its Agents shall not in any manner be held responsible therefor. Except to the extent expressly prohibited by law, Tenant hereby waives any claim it might have against Landlord or its Agents for any consequential damages sustained by Tenant arising out of the loss or damage to any person or property of Tenant.

         19.2 Indemnity. (i) Tenant shall indemnify and hold Landlord, and its Agents, harmless from and against any and all damage, claim liability, cost or expense (including, without limitation attorneys' or other professionals' fees) of every kind and nature (including, without limitation, those arising from any injury or damage to any person, property, or business) incurred by or claimed against the other party or its Agents, directly or indirectly, as a result of, arising from or in connection with the Tenant's or its Agent's use and occupancy of the Premises, the Building or the Common Area. (ii) Landlord shall indemnify and hold Tenant and its Agents harmless from and against any and all damage, claims, liability, cost or expense (including, without limitation, attorneys' or other professionals' fees) of every kind and nature (including, without limitation, those arising from any injury or damage to any person, property or business) incurred by or claimed against Tenant, directly or indirectly, as a result of, arising from or in connection with Landlord's (but not any tenant's or any tenant's sublessee, assign, invitee or guest) actions or culpable omissions upon or with respect to the Building or Common Area; provided however, that no indemnity or hold harmless shall be provided by Landlord pursuant to this paragraph as a result of, arising from or in connection with any actions or omissions concerning which Landlord's liabilities or Tenant's rights are limited pursuant to other provisions of this Lease.

                                   ARTICLE 20

                              RULES AND REGULATIONS

        Tenant and its Agents shall at all times abide by and observe the Rules and Regulations and amendments thereto that may be promulgated from time to time by Landlord for the operation and maintenance of the Building, the Land and the Common Area and the Rules and Regulations shall be deemed to be covenants of the Lease to be performed and/or observed by Tenant. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations, or the terms or provisions contained in any other lease, against any other tenant of the Building. Landlord shall not be liable to Tenant for any violation by any party of the Rules and Regulations or the terms of any other Building lease. If there is any inconsistency between this Lease and the Rules and Regulation, this Lease shall govern. Landlord reserves the right to amend and modify the Rules and Regulations as it deems necessary, provided such amendments do not unreasonably and materially interfere with Tenant's conduct of business or use of the Premises.


                                   ARTICLE 21

                              DAMAGE; CONDEMNATION

         21.1 Damage to the Premises. If the Premises shall be damaged by fire or other cause without the fault or negligence of Tenant or its Agents, Landlord shall diligently and as soon as practicable after such damage occurs (taking into account the time necessary to effect a satisfactory settlement with any insurance company involved) repair such damage at the expense of Landlord; provided, however, that Landlord's obligation to repair such damage shall not exceed the proceeds of insurance available to Landlord (reduced by any proceeds retained pursuant to the rights of Mortgagee). Notwithstanding the foregoing, if the Premises or the Building are damaged by fire or other cause to such an extent that, in Landlord's sole judgment, the damage cannot be substantially repaired within one hundred (100) days after the date of such damage, or if 50% or more of the Premises are damaged during the last two (2) Lease Years, then Landlord or Tenant within thirty (30) days from the date of such damage may terminate this Lease by notice to the other. If either Landlord or Tenant terminate this Lease, the Rent shall be apportioned and paid to the date of such termination. If neither Landlord nor Tenant so elects to terminate this Lease but the damage required to be repaired by Landlord is not repaired within one hundred (100) days from the date of such damage (such one hundred (100) day period to be extended by the period of any delay outside the direct control of Landlord plus a reasonable period for a satisfactory settlement with any insurance company involved), Tenant, within thirty (30) days from the expiration of such one hundred (100) day period (as the same may be extended), may terminate this Lease by notice to Landlord. During the period that Tenant is deprived of the use of the damaged portion of the Premises, and provided such damage is not the consequence of the fault or negligence of Tenant or its Agents, Basic Rent and Tenant's Proportionate Share shall be reduced by the ratio that the rentable square footage of the Premises is unreasonably unuseable because of the damage bears to the total rentable square footage of the Premises before such damage. All injury as damage to the Premises or the Building resulting from the fault or negligence of Tenant or its Agents shall be repaired by Tenant, at Tenant's expense, and Rent shall not abate. If Tenant shall fail to do so or if Landlord shall so elect, Landlord shall have the right to make such repairs, and any expense so incurred by Landlord, together with interest thereon at the Interest Rate, shall be paid by Tenant upon demand. Notwithstanding anything herein to the contrary, Landlord shall not be required to rebuild, replace or repair any nonstandard tenant improvements, tenant extras or Alterations or any personal property of Tenant.

        21.2 Landlord Released from Liability. As long as Tenant's policies of property damage insurance include the waiver of subrogation or agreement or permission to release liability referred to in Section 17.7, Tenant, to the extent that such insurance is in force and collectible, hereby waives (and agrees to cause all other occupants of the Premises to execute and deliver to Landlord instruments waiving) any right of recovery against Landlord, the Additional Insureds and any of their respective officers, directors, agents, employees, partners, contractors or invitees, for any loss or damage to Alterations or Tenant's Personal Property caused by fire or other insured peril. If at any time any of Tenant's policies shall not include a waiver of subrogation or agreement or permission or similar provisions, the waiver set forth in the preceding sentence shall, upon notice given by Tenant to Landlord, be of no further force or effect from and after the giving of such notice (or, if such insurer shall not grant such waiver for all of the required parties, such waiver shall be of no force or effect only with respect to the required parties not included in the waiver). If Tenant fails to obtain and maintain the policy of property damage insurance required by Section 17.3, Tenant hereby waives (and agrees to cause all occupants of the Premises to execute and delivery to Landlord instruments waiving) any right of recovery against Landlord, the Additional Insureds and any of their respective officers, directors, agents, employees, partners, contractors and invitees, for any loss or damage to Alterations or Tenant's Personal Property caused by fire or other perils of the type that would have been insured against by the policy of property damage insurance required by Section 17.3 if Tenant had obtained such policy and the policy had been in effect on the date of the fire or other insured peril.

         21.3 Condemnation. If the whole or a Substantial Part of the Premises or the Building shall be taken or condemned by any governmental or quasi-public use or purpose (including, without limitation, sale under threat of such a taking), then the Term shall cease and terminate as of the date when title vests in such governmental or quasi-governmental authority, and Rent shall be prorated to the date when title vests in such governmental or quasi-governmental authority. If less than a Substantial Part of the Premises is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including, without limitation, sale under threat of such a taking), Basic Rent and Tenant's Proportionate Share shall be reduced by the ratio that the portion so taken bears to the rentable square footage of the Premises before such taking, effective as of the date when title vests in such governmental or quasi-governmental authority, and this Lease shall otherwise continue in full force and effect.

Tenant shall have no claim against Landlord (or otherwise) as a result of such taking, and Tenant hereby agrees to make no claim against the condemning authority for any portion of the amount that may be awarded as compensation or damages as a result of such taking; provided, however, that Tenant may, to the extent allowed by law, claim an award for moving expenses and for the taking of any of Tenant's property (other than its leasehold interest in the Premises) which does not, under the terms of this Lease, become the property of Landlord at the termination hereof, as long as such claim is separate and distinct from any claim of Landlord and does not diminish Landlord's award. Tenant hereby assigns to Landlord any right and interest it may have in any award for its leasehold interest in the Premises.

                                   ARTICLE 22

                                     DEFAULT

        22.1 Events of Default. Each of the following shall constitute an Event of Default: (i) Tenant fails to pay Rent within five (5) days after notice from Landlord; provided that no such notice shall be required if at least two such notices shall have been given during the same Lease Year; (ii) Tenant fails to observe or perform any other term, condition or covenant herein binding upon or obligating Tenant within ten (10) days after notice from Landlord; (iii) Landlord fails to observe or perform any other term, condition or covenant herein binding upon or obligating Landlord within twenty (20) days after notice from Tenant; (iv) Tenant abandons or vacates the Premises; (v) Tenant or any Guarantor makes or consents to a general assignment for the benefit of creditors or a common law composition of creditors, or a receiver of the Premises for all or substantially all of Tenant's or Guarantor's assets is appointed, or (vi) Tenant or Guarantor files a voluntary petition in any bankruptcy or insolvency proceeding, or an involuntary petition in any bankruptcy or insolvency proceeding is file against Tenant or Guarantor and is not discharged by Tenant or Guarantor within sixty (60) days.

         22.2 Landlord's Remedies. Upon the occurrence of an Event of Default, Landlord, at its option, without further notice or demand to Tenant, may in addition to all other rights and remedies provided in this Lease, at law or in equity:

                   (i) Terminate this Lease and Tenant's right of possession of the Premises, and recover all damages to which Landlord is entitled under law, specifically including but without limitation, all of Landlord's expenses of reletting (including, without limitation, rental concessions to new tenants, repairs, Alterations, legal fees and brokerage commissions). If Landlord elects to terminate this Lease, every obligation of the parties shall cease as of the date of such termination, except that Tenant shall remain liable for payment of Rent and performance of all other terms and conditions of this Lease to the date of termination.

                  (ii) Terminate Tenant's right of possession of the Premises without terminating this Lease, in which event Landlord may, but shall not be obligated to, relet the Premises, or any part thereof, for the account of Tenant, for such rent and term and upon such other conditions as are acceptable to Landlord in Landlord's sole discretion. For purposes of such reletting, Landlord is authorized to redecorate, repair, alter and improve the Premises to the extent necessary in Landlord's sole discretion. Until Landlord relets the Premises, Tenant shall remain obligated to pay Rent to Landlord as provided in this Lease. If and when the Premises are relet and if a sufficient sum is not realized from such reletting after payment of all Landlord's expenses of reletting (including, without limitation, rental concessions to new tenants, repairs, Alterations, legal fees and brokerage commissions) to satisfy the payment of Rent due under this Lease for any month, Tenant shall pay Landlord any such deficiency upon demand. Tenant agrees that Landlord may file suit to recover any sums due Landlord under this Section from time to time and that such a suit or recovery of any amount due Landlord shall not be any defense to any subsequent action brought for any amount not previously reduced to judgment in favor of Landlord.

                  (iii) Terminate this Lease and Tenant's right of possession of the Premises, and recover from Tenant the net present value of the Rent due from the date of termination until the Expiration Date, discounted at the lesser of the Interest Rate as of the date of termination or seven percent (7%) per annum.

                  (iv) Re-enter and repossess the Premises and remove all persons and effects therefrom by summary proceeding, ejectment or other legal action.

                  (v) Recover from Tenant, to the extent permitted under the laws of the Commonwealth of Virginia, the value and/or cost of all concessions to Tenant under this Lease.

         22.3 Rights Upon Possession. If Landlord takes possession pursuant to this Article, with or without terminating this Lease, Landlord may, at its option, enter into the Premises, remove Tenant's Alterations, signs, personal property, equipment and other evidences of tenancy, and store them at Tenant's risk and expense or dispose of them as Landlord may see fit, and take and hold possession of the Premises; provided, however, that if Landlord elects to take possession only without terminating this Lease, such entry and possession shall not terminate this Lease or release Tenant or any Guarantor, in whole or in part, from the obligation to pay the Rent reserved hereunder for the full Term or from any other obligation under this Lease or any guaranty thereof.

         22.4 No Waiver. If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any other covenant, condition or agreement herein contained, nor of any of Landlord's rights hereunder. No waiver by Landlord of any breach shall operate as a waiver of such covenant, condition or agreement, or operate as a waiver of such covenant, condition or agreement itself, or of any subsequent breach thereof.

If Tenant shall institute proceedings against Landlord and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any other covenant, condition or agreement herein contained, nor of any of Tenant's rights hereunder. No waiver by Tenant of any breach shall operate as waiver of such covenant, condition or agreement, or operate a waiver of such covenant, condition or agreement itself, or of any subsequent breach thereof. No payment of Rent by Tenant or acceptance of Rent by Landlord shall operate as a waiver of any breach or default by Tenant under this Lease. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent herein stipulated shall be deemed to be other than a payment on account of the earliest unpaid Rent, nor shall any endorsement or statement on any check or communication accompanying a check for the payment of Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue any other remedy provided in this Lease. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of the Lease.

        22.5 Right of Landlord to Cure Tenant's Default. If any Event of Default shall occur, then Landlord may (but shall not be obligated to) make such payment or do such act to cure the Event of Default, and charge the amount of the expense thereof, together with interest thereon at the Interest Rate, to Tenant. Such payment shall be due and payable upon demand; however, the making of such payment or the taking of such action by Landlord shall not be deemed to cure that Event of Default or to stop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled. Any such payment made be Landlord on Tenant's behalf shall bear interest until paid at the Interest Rate.

        22.6 Late Payment. If Tenant fails to pay any Rent within five (5) business days after such Rent becomes due and payable, Tenant shall pay to Landlord a late charge of the greater of $100 or five percent (5%) of the amount of such overdue Rent. In addition, any such late Rent payment shall bear interest from the date such Rent became due and payable to the date of payment thereof by Tenant at the Interest Rate. Such late charge and interest shall be due and payable within two (2) days after written demand from Landlord.

        22.7 Bankruptcy Termination Provision. This Lease shall automatically terminate and expire, without the performance of any act or the giving of any notice by Landlord, upon the occurrence of any of the following events: (1) Tenant's admitting in writing its inability to pay its debts generally as they become due, or (2) the commencement by Tenant of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or (3) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Tenant in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of 30 consecutive days, or (4) Tenant's making an assignment of all or a substantial part of its property for the benefit of its creditors, or (5) Tenant's seeking or consenting to or acquiescing in the appointment of, or the taking of possession by, a receiver, trustee or custodian for all or a substantial part of its property, or (6) the entry of a court order without Tenant's consent, which order shall not be vacated, set aside or stayed within 30 days from the date of entry, appointment a receiver, trustee or custodian for all or a substantial part of its property. The provisions of this Section shall be construed with due recognition for the provisions of the federal bankruptcy laws, where applicable, but shall be interpreted in a manner which results in a termination of this Lease in each and every instance, and to the fullest extent, that such termination is permitted under the federal bankruptcy laws, it being of prime importance to the Landlord to deal only with tenants who have, and continue to have, a strong degree of financial strength and financial stability.

         22.8 Landlord Default. If Landlord shall fail to keep or perform any of its obligations under this Lease, then Tenant may (but shall not be obligated to do so) upon the continuance of such failure on Landlord's part for twenty (20) days after Landlord's receipt of notice from Tenant specifying the failure (or, in the case of any such failure which cannot with due diligence be cured within twenty (20) days, within such additional period, if any, as may be reasonably required by Landlord to cure such failure with due diligence), and without waiving or releasing Landlord from any obligation, make such payment or perform such obligation and all sums so paid by Tenant and all necessary and incidental cost and expenses, including reasonable attorney's fees paid to independent legal counsel, incurred by Tenant in making such payment or performing such obligation, together with interest thereon at the Interest Rate from the date of payment, shall be paid by Landlord to Tenant on demand, and if not so paid by Landlord, Tenant shall have the right to pursue any legal remedies available to it to collect payment, but shall not be entitled to offset such payment against Rent thereafter payable under this Lease. If Landlord commits a default, Tenant may pursue any remedies given in this lease or under law.

                                   ARTICLE 23

                                    MORTGAGES

         23.1 Subordination. This Lease is subject and subordinate to all ground or underlying leases and to any Mortgage(s) which may now or hereafter affect such leases or the Land and to all renewals, modifications, consolidations, replacements and extensions thereof. This subordination shall be self-operative; however, in confirmation thereof, Tenant shall execute within one (1) week any instrument that Landlord or any Mortgagee may request confirming such subordination. Notwithstanding the foregoing, before any foreclosure sale under a Mortgage, the Mortgagee shall have the right to subordinate the Mortgage to this Lease, and, in the event of a foreclosure, this Lease may continue in full force and effect and Tenant shall attorn to and recognize as its landlord the purchaser of Landlord's interest under this Lease. Tenant shall, upon the request of a Mortgagee or purchaser at foreclosure, execute, acknowledge and deliver any instrument that has for its purpose and effect the subordination of the lien of any Mortgagee to this Lease or Tenant's attornment to such Purchaser.

         23.2 Mortgagee Protection. Tenant agrees to give any Mortgagee by certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that before such notice Tenant has been notified in writing of the address of such Mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then Mortgagee shall have an additional thirty (30) days within which to cure such default; provided, however, that if such default cannot be reasonably cured within that time, then such Mortgagee shall have such additional time as may be necessary to cure such default so long as Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, without limitation, the commencement of foreclosure proceedings, if necessary), in which event this Lease shall not be terminated or Rent abated while such remedies are being so diligently pursued. In the event of the sale of the Land or the Building, by foreclosure or deed in lieu thereof, the Mortgagee or purchaser at such sale shall be responsible for the return of the Security Deposit only to the extent that such Mortgagee or purchaser actually received the Security Deposit.

         23.3 Modification Due to Financing. If, in connection with obtaining construction or permanent financing for the Premises, the Building or the Land, any lender (or Mortgagee) shall request reasonable modifications of this Lease as a condition to such financing, Tenant shall promptly execute a modification of this Lease, provided such modifications do not materially increase the financial obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's reasonable use and enjoyment of the Premises. Tenant and any Guarantor shall each, prior to execution and throughout the Term, upon request from time to time, provide such financial information and documentation about itself to Landlord or Mortgagee as may be requested.

                                   ARTICLE 24

                             SURRENDER; HOLDING OVER

         24.1 Surrender of the Premises. Tenant shall peaceably surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease, in broom-clean condition and in as good condition as when Tenant took possession, including, without limitation, the repair of any damage to the Premises caused by the removal of any of Tenant's personal property or trade fixtures from the Premises, except for reasonable wear and tear and loss by fire or other casualty not caused by Tenant or its Agents. Any of Tenant's personal property left on or in the Premises, the Building, the Land or the Common Area after the Expiration Date or earlier termination of this Lease shall be deemed to be abandoned, and, at Landlord's option, title shall pass to Landlord under this Lease.

         24.2 Holding Over. In the event that Tenant shall not immediately surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease, Tenant shall be deemed to be a month to month tenant upon all of the terms and provisions of this Lease, except the monthly Basic Rent shall be 150% the monthly Basic Rent in effect during the last month of the Term. Notwithstanding the foregoing, if Tenant shall hold over after the Expiration Date or earlier termination of this Lease, and Landlord shall desire to regain possession of the Premises, then Landlord may forthwith re-enter and take possession of the Premises with due process, or by any legal process.

                                   ARTICLE 25

                                 QUIET ENJOYMENT

         Landlord covenants that if Tenant shall pay Rent and perform all of the terms and conditions of this Lease to be performed by Tenant, Tenant shall during the Term peaceably and quietly occupy and enjoy possession of the Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord, subject to the provisions of this Lease and any Mortgage to which this Lease is subordinate and easements, conditions and restrictions of record affecting the Land.

                                   ARTICLE 26

                TENANT'S COVENANTS REGARDING HAZARDOUS MATERIALS

         26.1 Definition. As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "infectious wastes," "hazardous materials" or "toxic substances" now or subsequently regulated under any federal, state, or local laws, regulation or ordinances including, without limitation, oil, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environmental or the health and safety of persons.

         26.2 General Prohibition. Tenant and Landlord certify that they shall not generate, use, store or dispose of any Hazardous Materials in or about the Premises, the Building or the Land. Landlord, to the best of its knowledge and belief, covenants that the Premises and the Building do not contain any Hazardous Materials and agrees not to bring into the Premises or Building any Hazardous Materials. Tenant, to the best of its knowledge and belief, covenants that the Premises do not contain any Hazardous Materials and agrees not to bring into the Premises any Hazardous Materials. The covenants set forth in this paragraph shall survive the expiration or earlier termination of the Lease term. Notwithstanding the foregoing, the parties recognize and acknowledge that they or their agents may use and store within the Building and, as to Tenant, the

Premises, reasonable quantities of customary office cleaning supplies; provided such items are stored, used and disposed of in accordance with applicable federal, state or local law. Tenant and Landlord shall indemnify, defend and hold each other harmless from and against any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages), expenses (including, without limitation, attorneys', consultants' and experts' fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses arising from a breach of this prohibition by Tenant, its Agents or sublessees or assignees.

         26.3 Notice. In the event that Hazardous Materials are discovered upon, in, or under the Premises, the Building or the Land, and the governmental agency or entity having jurisdiction over the Premises, the Building or the Land requires the removal of such Hazardous Materials, Tenant shall be responsible for removing those Hazardous Materials arising out or related to the use or occupancy of the Premises by the Tenant or its Agents, affiliates, sublessees or assignees but not those of its predecessors. Notwithstanding the foregoing, Tenant shall not take any remedial action in or about the Premises, the Building or the Land, without first notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to protect Landlord's interest with respect thereto. Tenant immediately shall notify Landlord in writing of: (i) any spill, release, discharge or disposal of any Hazardous Material in, on or under the Premises, the Building, the Land or any portion thereof, (ii) any enforcement, cleanup, removal, or other governmental or regulatory action instituted, contemplated, or threatened (if Tenant has notice thereof) pursuant to any Hazardous Materials Laws; (iii) any claim made or threatened by any person against Tenant, the Premises, the Building or the Land relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials in, on, under or about or removed from the Premises, the Building or the Land, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant also shall supply to Landlord as promptly as possible, and in any event within five
(5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises, the Building, the Land or Tenant's use or occupancy thereof

         26.4 Survival. The respective rights and obligations of Landlord and Tenant under this Article 26 shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 27

                                  MISCELLANEOUS

         27.1 No Representations by Landlord. Tenant acknowledges that neither Landlord or its Agents nor any broker has made any representation or promise with respect to the Premises, the Building, the Land or the Common Area, except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Tenant except as herein expressly set forth. Tenant, by taking possession of the Premises shall accept the Premises and the Building "AS IS," and such taking of possessions shall be conclusive evidence that the Premises and the Building are in good and satisfactory conditions at the time of such taking of possession, subject to such punchlist items as are noted by Tenant and Landlord at occupancy.

         27.2 No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture or between Landlord and Tenant, or to create any other relationship between Landlord and Tenant other than that of landlord and tenant.

         27.3 Brokers. Landlord recognizes Broker(s) as the sole broker(s) procuring this Lease and shall pay Broker(s) a commission therefor pursuant to a separate agreement between Broker(s) and Landlord. Landlord and Tenant each represent and warrant to the other that it has not employed any broker, agent or finder other than Broker(s) relating to this Lease. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claim for brokerage or other commission arising from or out of any breach of the indemnitor's representation and warranty.

         27.4 Estoppel Certificate. Tenant shall, without charge, at any time and from time to time, within five (5) business days after request therefor by Landlord, Mortgagee, any purchaser of the Land or the Building or any other interested person, execute, acknowledge and deliver to such requesting party a written estoppel certificate certifying, as of the date of such estoppel certificate, the following: (i) that this Lease is unmodified and in full force and effect as modified and setting forth such modifications); (ii) that the Term has commenced (and setting forth the Commencement date and Expiration Date);
(iii) that Tenant is presently occupying the Premises; (iv) the amounts of Base Rent and Additional Rent currently due and payable by Tenant; (v) that any Alterations required by the Lease to have been made by Landlord have been made to the satisfaction of Tenant; (vi) that there are no existing set-offs, charges, liens, claims or defenses against the enforcement of any right hereunder, including, without limitation, Basic Rent or Additional Rent (or, if alleged, specifying the same in detail); (vii) that no Basic Rent (except the first installment thereof) has been paid more than thirty (30) days in advance of its due date; (viii) that Tenant has no knowledge of any then uncured default by Landlord of its obligations under this Lease (or, if Tenant has such knowledge, specifying the same in detail); (ix) that Tenant is not in default;
(x) that the address to which notices to Tenant should be sent is as set forth in the Lease (or, if not specifying the correct address); and (xi) any other certifications requested by Landlord. In addition, within five (5) business days after request by Landlord, Tenant shall deliver to Landlord financial statements of Tenant for its most recently ended fiscal year and interim unaudited financial statements for its most recently ended quarter.

         27.5 Waiver of Jury Trial. Tenant hereby waives trial by jury in any action, proceeding or counterclaim brought by Landlord against Tenant with respect to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Premises. In the event Landlord commences any proceedings for nonpayment of Rent, Tenant shall not interpose any counterclaims. This shall not, however, be construed as a waiver of Tenant's right to assert such claims in any separate action brought by Tenant.

         27.6 Notices. All notice or other communications hereunder shall be in writing and shall be deemed duly given if delivered in person or upon the earlier of receipt, if mailed by certified or registered mail, or three (3) days after certified or registered mailing, return receipt requested, postage prepaid, addressed and sent, if to Landlord to Landlord's Address specified in
Section 1.14 or if to Tenant to Tenant's Address specified in Section 1.15. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

         27.7 Invalidity of Particular Provisions. If any provisions of this Lease or the application thereof to any person or circumstances shall to any extent by invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the full extent permitted by law.

         27.8 Gender and Number. A11 terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number or gender as the context may require,

         27.9 Benefit and Burden. Subject to the provisions of Article 11 and except as otherwise expressly provided, the provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, heirs, successors and assigns. Landlord may freely and fully assign its interest hereunder.

         27.10 Entire Agreement. This Lease (which includes the Exhibits and Rider attached hereto) contains and embodies the entire agreement of the parties hereto, and no representations, inducements or Agreements oral or otherwise, between the parties not contained in this Lease shall be of any force or effect. This Lease (other than the Rules and Regulations, which may be changed from time to time as provided herein) may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by Landlord and Tenant.

         27.11 Authority.

                  (i) If Tenant signs as a corporation, the person executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and validly existing corporation, in good standing, qualified to do business in the Commonwealth of Virginia, that the corporation has full power and authority to enter into the Lease and that he or she is authorized to execute this Lease on behalf of the corporation.

                  (ii) If Landlord signs as a corporation, the person executing this Lease on behalf of Landlord hereby represents and warrants that Landlord is a duly formed and validly existing corporation, in good standing, qualified to do business in the Commonwealth of Virginia, that the corporation has full power and authority to enter into the Lease and that he or she is authorized to execute this Lease on behalf of the corporation.

                  (iii) If Tenant signs as a partnership, the person executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed, validly existing partnership qualified to do business in the Commonwealth of Virginia, that the partnership has full power and authority to enter into this Lease, and that he or she is authorized to execute this Lease on behalf of the partnership.

                  (iv) If Landlord signs as a partnership, the person executing this Lease on behalf of Landlord hereby represents and warrants that Landlord is a duly formed, validly existing partnership qualified to do business in the Commonwealth of Virginia, that the partnership has full power and authority to enter into this Lease, and that he or she is authorized to execute this Lease on behalf of the partnership.

         27.12 Attorneys' Fees. If, as a result of any default of Landlord or Tenant in its performance of any of the provisions of this Lease, the other party uses the services of an attorney in order to secure compliance with such provisions or recover damages therefor, or to terminate this Lease or evict Tenant, the non-prevailing party shall reimburse the prevailing party upon demand for any and all attorneys' fees and expenses so incurred by the prevailing party.

         27.13 Interpretation. This Lease is governed by the laws of the Commonwealth of Virginia.

         27.14 No Person Liability: Sale. Neither Landlord nor its Agents nor Tenant or its Agents, whether disclosed or undisclosed, shall have any personal liability under any provision of this Lease. In the event of a judgment in favor of Tenant which remains unpaid, Tenant's rights of redress, execution and levy shall be limited to the equity of Landlord in the Building as described in
Article 1 hereof. In the event that the original landlord hereunder, or any successor owner of the Building, shall sell or convey the Building, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease occurring thereafter shall terminate as of the day of such sale, and thereupon all such liabilities and obligations shall be binding on the new owner. Tenant agrees to attorn to such new owner. Any successor to Landlord's interest shall not be bound by (i) any payment of Basic Rent or Additional Rent for more than one (1) month in advance, except for the payment of the first installment of First Year Basic Rent or (ii) as to any Mortgagee or any purchaser at foreclosure, any amendment or modification of this Lease made without the consent of such Mortgagee.

         27.15 Time of the Essence. Time is of the essence as to Tenant's and as to the initial delivery of possession, Landlord's obligations contained in this Lease.

         27.16 Force Majeure. Except for Tenant's obligations to pay Rent under this Lease, neither Landlord nor Tenant shall be required to perform any of its obligations under this Lease, nor shall such party be liable for loss or damage for failure to do so, nor shall the other party thereby be released from any of its obligations under this Lease, where such failure by the non-performing party arises from or through acts of God, strikes, lockouts, labor difficulties, explosions, sabotage, accidents, riots, civil commotions, acts of war, results or any warfare or warlike conditions in this or any foreign country, fire or casualty, legal requirements, energy shortage or other causes beyond the reasonable control of the non-performing party, unless such loss or damage results from the willful misconduct or gross negligence of the non-prevailing party.

         27.17 Headings. Captions and headings are for convenience of reference only.

         27.18 Memorandum of Lease. Tenant shall at the request of Landlord, execute and deliver a memorandum of lease in recordable form. Tenant shall not record such a memorandum of this Lease without Landlord's consent. In the event Tenant requests recordation of a memorandum of this Lease, Tenant shall be obligated to pay all costs, fees and taxes, if any, associated with such recordation. In the event Landlord elects to record a memorandum of this Lease, Landlord shall be obligated to pay all costs, fees and taxes, if any, associated with such recordation.

         27.19 Landlord's Relocation Option. At any time during the Term, Landlord shall have the option to relocate Tenant, at no direct cost of Tenant, to space comparable to the Premises elsewhere in the Building, provided Landlord gives Tenant three (3) months' written notice. Upon relocation, such new space shall be deemed to be the "Premises" hereunder, and Tenant's Proportionate Share shall be recalculated by Landlord to equal that fraction, the numerator of which is the rentable square footage of the Premises and the denominator of which is the rentable square footage of the Building (as reasonably determined by Landlord).

         27.20 Effectiveness. The furnishing of the form of this Lease shall not constitute an offer and this Lease shall become effective upon and only upon its execution by and delivery to each party hereto.

         27.21 Expansion Option. Tenant shall have the one time First Right of Refusal on approximately 2,063 square feet outlined in Exhibit A-3. Upon receipt of a bona fide third party offer Landlord shall submit the terms and conditions of that offer to Tenant. Tenant shall then have two (2) business days to accept the terms and conditions of that offer in writing to Landlord. If accepted, Tenant must execute a lease amendment within five (5) business days after receipt of said amendment from Landlord. If Tenant rejects the offer or does not respond to the offer all rights under this paragraph shall cease. In the event Tenant exercises its option, Landlord agrees to provide an opening between the premises and the expansion space. The said opening shall be approximately six feet wide and standard door height.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal as of the Date of Lease.

                                            LANDLORD:

ATTEST/WITNESS:                             4501 Daly, L.P.
---------------

/s/ Jacqueline C. Hough                     /s/ William H. Gordon
-------------------------------             ---------------------------------


Name: Jacqueline C. Hough                   Name: William H. Gordon
     --------------------------                   ---------------------------

Date:     9/12/95                           Date:     9/12/95
     --------------------------                   ---------------------------


ATTEST/WITNESS:                                      TENANT:

                                                     DIDAX L.L.C.

 /s/ Kevin E. Kennedy                        /s/ Dane B. West
-------------------------------             ---------------------------------


Name: Kevin E. Kennedy                      Name:  Dane B. West
     --------------------------                   ---------------------------

Date:     9/11/95                           Date:     9/11/95
     --------------------------                   ---------------------------

                                                                     EXHIBIT A-1

                               The Gordon Building

                                 4501 Daly Drive

                          [MAP OF THE GORDON BUILDING]

                                                                     EXHIBIT A-2


                          [MAP OF THE GORDON BUILDING]

                                                                     EXHIBIT A-3


                          [MAP OF THE GORDON BUILDING]

                                    EXHIBIT B

(Work Agreement)

Landlord shall clean the carpet, finish and paint all drywall as needed in the same color now used and shall repair all holes in the modular wall panels. Landlord will also provide a microwave oven and a standard sized refrigerator. Tenant shall otherwise accept the Premises in "as-is" condition.

                                   EXHIBIT C

                         to the Lease Agreement between

4501 Daly, L.P., as Landlord, and

DIDAX, L.L.C., as Tenant.

        Rules and Regulations - __________________

        The following rules and regulations have been formulated for the safety and well-being of all the tenants of the Building and become effective upon occupancy. Strict adherence to these rules and regulations is necessary to guarantee that each and every tenant will enjoy a safe and unannoyed occupancy in the Building. Any repeated or continuing violation of these rules and regulations by Tenant after notice from Landlord, shall be sufficient cause for termination of this Lease at the option of Landlord.

        Landlord may, upon request by any tenant, waive the compliance by such tenant of any of the foregoing rules and regulations provided that (i) no waiver shall be effective unless signed by Landlord or Landlord's authorized agent; (ii) any such waiver shall not relieve such tenant from the obligation to comply with such rule or regulation in the future unless expressly consented to by Landlord, and (iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with the foregoing rules and regulations unless such other tenant has received a similar waiver in writing from Landlord.

        1. The sidewalks, entrances, passages, courts, vestibules, or stairways, or other parts of the Building not occupied by any tenant shall not be constructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from any tenant's Premises. Landlord shall have the right to control and operate the public portions of the Building, and the facilities furnished for the common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally. No tenant shall permit the visit to its Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the entrances, corridors, elevators, and other public portions or facilities of the Building.

        2. No signs, awnings or other projections shall be attached to the outside walls of any building without the prior written consent of Landlord. No drapes, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior consent of Landlord. Such signs, awnings, projections, curtains, blinds, screens or other fixtures must be of a quality, type design and color, and attached in the manner approved by Landlord.

        3. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in any interior Common Area without the prior written consent of Landlord.

         4. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who or whose servants, employees, agents, visitors, or licensees, shall have caused the same.

         5. There shall be no marking, painting, drilling into or in anyway defacing any part of the Premises or the Building. No boring, cutting or stringing or wires shall be permitted. No tenant shall construct, maintain, use or operate within its Premises or elsewhere within or on the outside of the Building, or any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system.

         6. Tenant will fill out move-in/move-out sheets and will return such sheets signed and dated within ten (10) days of moving in or out of the Premises.

         7. No animals, birds or pets of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any tenant on its Premises except for a tenant's employee's own use. No tenant shall cause or permit any unusual or objectionable odors to be produced or permeate from its Premises.

         8. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interface with occupants of this or any neighboring building or Premises or with any person having business with such occupants. No tenant shall throw anything out of the doors or windows or down the corridors or stairs.

         9. No inflammable, combustible, or explosive fluid, chemical or radioactive substance shall be brought or kept upon the Premises.

         10. No additional locks or bolts of any kind shall be placed upon any of the doors, or windows, by any tenant, nor shall any changes be made in existing locks or the mechanism thereof without prior approval from Landlord. Each tenant shall, upon termination of its tenancy, restore to Landlord all keys of stores, offices, storage, and toilet rooms either furnished to, or otherwise procured by such tenant, and in the event of the loss of any keys so furnished such tenant shall pay to Landlord the cost of replacement thereof

         11. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which Landlord or its Agent may determine from time to time. Landlord reserves the right to inspect all freight to be brought into the Premises and to exclude from the Premises all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

         12. Any person employed by any tenant to do janitorial work within its Premises must obtain Landlord's consent and such person shall, while in the Building and outside of the Premises, comply with all instructions issued by the superintendent of the Building. No tenant shall engage or pay any employees on its Premises, except those actually working for such tenant on its Premises.

         13. No tenant shall purchase spring water, ice, coffee, soft drinks, towels, or other like service, from any company or persons whose repeated violations of the Regulations have caused, in Landlord's opinion, a hazard or nuisance to the Building and/or its occupants. Landlord shall provide written notice of all such companies.

         14. Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the Building management. Landlord may at its option require all persons admitted to or leaving the Building between the hours of 6 p.m. and 8 a.m., Monday through Friday, and at all times on Saturday, Sunday, and legal holidays, to register. Each tenant shall be responsible for all persons for whom he authorizes entry into or exit out of the Building and shall be liable to Landlord for all acts of such persons.

         15. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

         16. No tenant shall occupy or permit any portion of its Premises to be used or occupied for the possession, storage, manufacture, or sale or liquor, narcotics, tobacco in any form, or as a barber or manicure shop, or as an employment bureau, unless said Tenant's lease expressly grants permission to do so. No Tenant shall engage or pay any employees on its Premises, except those actually working for such Tenant on said Premises, nor advertise for laborers giving an address at said Premises.

         17. Landlord's employees shall not perform any work for Tenant or do anything outside of their regular duties, unless under special instruction from the management of the Building.

         18. Canvassing, soliciting, and peddling on the Premises is prohibited and each Tenant shall cooperate to prevent the same.

         19. No water cooler, plumbing or electrical fixtures shall be installed by any Tenant without the prior written consent of Landlord.

         20. There shall not be used in any space, or in the public halls of the Building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

         21. Where carpet is installed over access plates to underfloor ducts, Tenant will be required, at Tenant's expense, to provide access to said access plates when necessary.

         22. Mats, trash, or other objects shall not be placed in the public corridors.

         23. Tenant shall not overload the floors or exceed the maximum floor weight limits of the Premises.

         24. If Landlord designates a certain portion of parking area for employee parking, Tenant covenants that it will require its employees to park in such area to the extent of spaces available. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties.

         25. Tenant agrees to conduct any vehicle or machine repair, painting, or similar work only inside the Premises.

         26. Tenant agrees not to operate any machinery in the Premises which may cause vibration or damage to the Premises; not to use a loudspeaker which can be heard outside the Premises, or to extend curb service to customers.